Exhibit (a)(3)(ii)

GEORGIA TRUST BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints J. Michael Allen and J. Dave DeVenny, and each or either one of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all the shares of common stock of Georgia Trust Bancshares, Inc. (the “Company”), held of record by the undersigned on November 24, 2006, at the Special Meeting of Shareholders (the “Special Meeting”) to be held at the main office of Georgia Trust Bank, located at 2725 Mall of Georgia Boulevard, Buford, Georgia on December 28, 2006, at 8:00 a.m. or any postponements or adjournments thereof.

1.	To vote on the Articles of Amendment providing for the Reclassification of each share of Company common stock held by record holders of 1,000 or fewer shares into one share of Series A Preferred Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any postponements or adjournments thereof.

This Proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

DATED: ,2006
Signature Print Name:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE	Signature (if held jointly) Print Name: